News Release

Schott Lithotec Acquires Photoblanks Unit
of DuPont Photomasks

Companies Enter into Strategic Alliance to Jointly Develop
Advanced Photoblank Technology

ROUND ROCK, Texas and JENA, Germany—April 1, 2002—DuPont Photomasks, Inc. (NASDAQ: DPMI) and Schott Lithotec AG today announced that Schott Lithotec USA Corp., a wholly-owned subsidiary of the German company Schott Lithotec AG, has acquired DuPont Photomasks' photoblank business unit. Additionally, DuPont Photomasks entered into a long-term supply agreement with Schott, to provide continued reliable access to commercial photoblanks. The companies also formed a strategic alliance to jointly develop advanced photoblanks, which are the substrates from which photomasks are fabricated.

The deal is valued at up to $42 million. Schott Lithotec has agreed to pay DuPont Photomasks $28 million in cash and $2 million in Schott Lithotec AG stock. Schott Lithotec AG has also agreed to pay DuPont Photomasks up to $12 million in stock over the next two years, subject to achieving certain milestones. All of the shares issued to DuPont Photomasks are subject to guarantee of minimum value.

The agreement includes Schott Lithotec's acquisition of DuPont Photomasks' photoblank production facility located in Poughkeepsie, New York. Schott Lithotec will offer all of the approximately 80 employees of the Poughkeepsie facility a position within its organization.

Peter Kirlin, chairman and chief executive officer of DuPont Photomasks, said, "While further strengthening our balance sheet, this arrangement allows each party to do what it does best. We will focus on delivering microimaging solutions to our customers through our core business of photomasks, while Schott Lithotec will apply its exceptional optical capabilities to the manufacture of photoblanks at the Poughkeepsie facility."

"We are pleased to have forged this alliance with Schott Lithotec, one of the world's leading producers of advanced optical materials," added Kirlin. "As the semiconductor industry moves deeper into the subwavelength era, advanced photoblanks will become even more integral to the production of photomasks at the leading edge. This collaborative approach will accelerate the development of advanced photoblank technology by combining our practical experience in photoblank production with Schott's superior knowledge and expertise in developing technically sophisticated glass- and quartz-based products."

"By aligning with the global leader in photomask production, Schott Lithotec is positioned to become a top-tier supplier of photoblanks to the industry," said Dr. Martin Heming, chairman of the board of management of Schott Lithotec AG. "We have the winning combination of our existing photoblank operations in Germany; the newly acquired facility in New York; DuPont Photomasks as our premier customer; and the advanced photoblank development agreement."

Dr. Leopold von Heimendahl, head of the supervisory board of Schott Lithotec, and chairman of the board of management of Schott, a leading technology group in specialty materials, said, "This agreement is an important step for Schott Lithotec AG to become the leading supplier of materials and components for the semiconductor industry."

The semiconductor industry has become dependent on advanced photomask technologies, including phase shift masks (PSMs) and masks with optical proximity correction (OPC), to create smaller and more powerful semiconductor devices. To enable the production of these increasingly complex photomasks, DuPont Photomasks has embarked on an aggressive campaign to extend its technological capabilities through strategic alliances with key members of the semiconductor value chain, a strategy that dates back five years to the company's creation of the DPI Reticle Technology Center. In 2001, DuPont Photomasks entered into several advanced photomask development agreements with suppliers and customers. The Schott alliance is the latest agreement in this ongoing initiative.

Schott Lithotec AG currently operates a photoblank production facility in Meiningen, Germany. The photoblank operation was recently upgraded to include technologies required to produce advanced photoblanks supporting 193-nm and 157-nm lithography. Expanding production in the United States enables Schott Lithotec to become one of the largest suppliers of photoblanks in the world. The company also has a leading position in technology, quality and production of calcium fluoride crystals, the key material for the production of 193-nm and 157-nm photolithography systems. Additionally the company operates a quartz glass production plant in Jena, Germany.

A photoblank is a highly polished quartz plate coated with ultra-thin layers of absorbers, such as chrome or molysilicide, and photoresist. The photoblank's photoresist and absorber are selectively removed to produce a photomask that contains precision images of one layer of an integrated circuit design. A set of 15 to 30 photomasks is then used to optically transfer the circuit images onto silicon wafers during the semiconductor manufacturing process.

About Schott Lithotec
Schott Lithotec is a member of Schott, a leading technology group (Germany), which employs nearly 20,000 people worldwide and has sales of approximately $1.8 billion. Schott Corporation is the Group's North American headquarters. Its fourteen divisions and subsidiaries employ approximately 3,200 people for the manufacture and distribution of special glass and glass-related systems. Schott Lithotec is one of the world's largest suppliers of semiconductor-grade quartz and calcium fluoride, a critical element of 193-nm and 157-nm lithography.

Schott Lithotec, a substantial majority of which is owned by Schott, a leading technology group (Mainz, Germany) was founded in 1998. In 2001, Schott Lithotec doubled its sales of materials and components for microlithography to approx. Euro 40 million and for the first time recorded a break-even result.

Company Contact:
 Agnes Huebscher
Schott Lithotec AG
Tel. +49 (0) 3641-232110
agnes.huebscher@schott.com

About DuPont Photomasks
DuPont Photomasks is a leading global provider of microimaging solutions. The company develops and produces advanced photomasks, a key enabling technology used in the manufacture of semiconductor and other microelectronic devices, and pellicles, the protective covers for photomasks. Headquartered in Round Rock, Texas, DuPont Photomasks operates a global network of manufacturing facilities serving semiconductor makers and other electronics producers around the world. DuPont Photomasks posted worldwide sales of approximately $408 million in fiscal 2001. Information about the company can be found at http://www.photomask.com.

Company Contact:
 Tom Blake
DuPont Photomasks, Inc.
Tel: +1 (512) 310 6562
tom.blake@photomask.com

FORWARD-LOOKING STATEMENTS: Certain statements contained in this document that are not historical facts, are "forward-looking statements," as that term is defined in Section 27A of the

Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve a number of risks and uncertainties. Such forward-looking statements by DuPont Photomasks may concern growth and future operating results, forecasts, projections, pricing pressures, potential acquisitions and joint ventures, new manufacturing facilities, capital expenditures, the global economic climate, management change, new products and product enhancements, the future importance of photomask technology, the demand for products, competitive factors, research and development activities and expenditures, strategic relationships with third parties, liquidity, financing and DuPont Photomasks's strategy. Forward-looking statements are generally accompanied by words such as "intend," "may," "plan," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes. Such forward-looking statements are based upon DuPont Photomasks or Schott (as applicable) management's current plans, expectations, estimates and assumptions and are subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and such company's business, financial position and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of either company. Factors which could cause or contribute to such differences in any statement by DuPont Photomasks include, but are not limited to, those factors set forth below which are fully discussed under the caption "Risk Factors" in DuPont Photomasks's Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 14, 2001 and Form 10-Q filed on February 8, 2002, as well as cautionary statements and other factors set forth as Risk Factors: capital intensive industry, significant fixed costs, rapid technological change, relationship with and dependence on semiconductor industry, fluctuations in quarterly and annual earnings, competition, significant international operations, including risk factor of receipt of necessary governmental export licenses and approvals, Asian market volatility, worldwide economic conditions, manufacturing risks, fluctuation of income tax rates, concentration of customers, concentration of and dependence on suppliers, dependence on management and technical personnel, integrating new management, relationship with E.I. duPont de Nemours & Company, volatility of market price, potential acquisitions and divestitures, technology challenges in the manufacture of advanced photomasks, intellectual property, changes in governmental laws and regulations, potential effect of shares eligible for future sales and registration rights. Results for any interim period are not necessarily indicative of the results for the full year. The forward-looking statements are made as of the release date hereof and each company disclaims any intention or obligation to update or revise any forward-looking statements or to update the reasons why the actual results could differ materially from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise.

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